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                                                                  EXHIBIT 10(kk)

                          COMPUTERIZED THERMAL IMAGING, INC.
                                1995 STOCK OPTION PLAN


1.   PURPOSES

     The purposes of the Computerized Thermal Imaging, Inc. 1995 Stock Option Plan (the "Plan") are to aid Computerized Thermal Imaging, Inc. (the "Company") and its Subsidiaries, in attracting and retaining employees of outstanding competence and to enable selected key employees of the Company and any Subsidiary to acquire or increase ownership interests in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company or any Subsidiary. Consistent with these objectives, the Plan authorizes the granting to selected key employees of options to acquire shares of Company stock pursuant to the terms and conditions hereinafter set forth. As used herein, the term "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

2.   EFFECTIVE DATE

     The Plan, upon approval of the shareholders of the Company, on or before the expiration of 12 months from June 1, 1995, shall be effective as of June 1, 1995.

3.   ADMINISTRATION

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or a Committee of the Board of Directors designated by the Board of Directors (the "Committee"); provided the Committee shall consist of at least three members and each member shall not have been eligible, during the one-year period prior to the later of the effective date of the Plan or such member's appointment to the Committee, to receive an option under this Plan or to receive stock or an option to purchase stock of the Company or a Subsidiary under any other plan maintained by the Company or a Subsidiary. Any member of the Committee who does not satisfy the foregoing requirement shall not serve in his or her capacity as a Committee member for purposes of administration of the Plan, until one year has elapsed from the date he or she was last eligible to receive such stock or such an option under the Plan or such other plan. If, at any time, there are less than three members of the Committee eligible to serve in such capacity for purposes of administration of the Plan as a result of the preceding sentence or otherwise, the Board of Directors shall appoint one or more members of the Board of Directors, who shall qualify hereunder, to serve as members of the Committee solely for purposes of administration of the Plan. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

     (b) For purposes of administration of the Plan, if the Plan shall be administered by the Committee, a majority of the members of the Committee (but not less than two) eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of such members of the Committee, shall be the acts of the Committee.

     (c) Subject to the express provisions of the Plan, the Board of Directors (or the Committee) shall have full and final authority to decide when options to acquire Company stock ("Options") will be granted under the Plan, to select the key employees to whom the Options will be granted, and to determine the number of Shares (as defined in Section 5 hereof) to be covered by each Option, the price at which such Shares may be purchased and other terms and conditions of such purchase. In making these determinations, the Board of Directors (or the Committee) shall solicit the recommendations of the Chief Executive Officer of the Company and may take into account the key employee's present and potential contributions to the Company's or a Subsidiary's success and any other factors which the Board of Directors (or the Committee) may deem relevant. Subject again to the express provisions of the Plan, the Board of Directors (or the Committee) shall also have full authority to interpret the Plan and any stock option agreements evidencing Options granted hereunder, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan.

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All determinations, interpretations and constructions made by the Board of
Directors (or the Committee) pursuant to this Section 3 shall be final and conclusive. If the Plan is administered by the Committee, to the extent that authority for making such determinations is expressly reserved under the Plan to the Board of Directors, or has not been expressly delegated by the Board of Directors or the Committee, the determination of the Board of Directors shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any Option granted hereunder.

4.   ELIGIBILITY

     Grants of Options under the Plan shall be confined to key employees of the Company or a Subsidiary (including officers and directors who are also employees of the Company or a Subsidiary) who devote substantially their full time to the Company or Subsidiary and who can make a meaningful contribution to the Company's or Subsidiary's success; provided, however, that no Option shall be granted to any member of the Committee.

5.   OPTION SHARES

     (a) Stock with respect to which Options are granted under the Plan shall be shares of Common Stock, $0.001 par value per share, of the Company ("Shares") and except as otherwise required or permitted by Section (b) of this Section 5, the aggregate number of Shares with respect to which Options may be granted under the Plan shall not exceed Three Million (3,000,000) Shares. If an Option expires, terminates, or is otherwise surrendered, in whole or in part, the Shares allocable to the unexercised portion of such Option shall again become available for grants of Options under the Plan. As determined from time to time by the Board of Directors, the Shares available under the Plan for grants of Options may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company or a Subsidiary following original issuance.

     (b) The aggregate number of Shares purchasable under Options pursuant to the provisions of the Plan and the number of Shares and the Option price for Shares covered by each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of the issued Shares and may, in the absolute discretion of the Committee, be similarly adjusted for any other capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company), stock split, the payment of a stock dividend or the distribution to holders of the Shares of rights, warrants, assets or evidences of indebtedness.

6.   TERMS AND CONDITIONS OF OPTIONS

     The Board of Directors (or the Committee) shall have full and complete authority, in its discretion, but subject to the express provisions of the 1995 Plan, to grant from time to time options under the 1995 Plan which constitute Incentive Stock Options, and to grant options under the Plan which do not constitute Incentive Stock Options (such options being hereinafter referred to as "Non-Qualified Options").

     Each Option granted pursuant to the Plan shall be evidenced by a stock option agreement between the Company and the key employee to whom the Option is granted (the "Optionee") in such form or forms as the Board of Directors (or the Committee) from time to time shall prescribe, which agreements need not be identical to each other but shall comply with and are subject to the following terms and conditions:

     (a) OPTION PRICE. The price at which each Share may be purchased pursuant to an Option granted under the Plan shall be not less than 100% of the fair market value for each such Share (i) on the date the Board of Directors (or the Committee) approves granting of such Option (the "Date of Grant"), or (ii) on a future date if such is fixed on the Date of Grant by the Board of Directors (or the Committee), and in no event shall such price be less than the par value of such Shares. The "fair market value" of the Shares on any date shall be the mean between the closing bid and asked prices of the Shares on such date (on the principal market in which the Shares are traded), or if the Shares were not traded on such date, the mean between the high and the low prices of the Shares on the next preceding trading day during which the Shares were traded. Anything contained in this paragraph (a) of Section 6 to the contrary notwithstanding, in the event that the number of Shares subject to any Option is adjusted pursuant to Section 5(b)

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hereof, a corresponding adjustment shall be made in the price at which the
Shares subject to such Option may thereafter be purchased.

     (b) DURATION OF OPTIONS. Each Option granted under the Plan shall expire and all rights to purchase Shares pursuant thereto shall cease no later than the tenth anniversary of the Date of Grant of the Option (the "Expiration Date").

     (c) VESTING OF OPTIONS. Each Option granted hereunder may only be exercised to the extent that the Optionee is vested in such Option. An Optionee shall vest separately in each Option granted hereunder in accordance with the terms of each such option or a schedule determined by the Board of Directors (or the Committee) in its sole discretion, which may be appended to the stock option agreement. Except as otherwise so provided by the Board of Directors (or the Committee) in an option or schedule thereto, all Options issued under this Plan shall vest in accordance with the following schedule:


     NUMBER OF YEARS THE OPTIONEE                            EXTENT TO
     HAS REMAINED IN THE EMPLOY                              WHICH THE
     OF THE COMPANY OR A SUBSIDIARY                          OPTION IS
     FOLLOWING THE GRANT OF THE OPTION                          VESTED
     ---------------------------------                       ---------
     Under one . . . . . . . . . . . . . . . . . . . . . . .       0%
     At least one but less than two. . . . . . . . . . . . .      20%
     At least two but less than three. . . . . . . . . . . .      40%
     At least three but less than four . . . . . . . . . . .      60%
     At least four but less than five. . . . . . . . . . . .      80%
     Five or more. . . . . . . . . . . . . . . . . . . . . .     100%


     Anything contained in this Paragraph (c) of Section 6 to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon his or her termination of employment with the Company or a Subsidiary for reasons of death, Disability, or Retirement (as defined in Paragraph (g) (iv) of this Section 6); upon his or her termination of employment by the Company or a Subsidiary for a reason other than discharge for cause within one year of the merger of the Company into, consolidation of the Company with, or sale or transfer of all or substantially all the Company's assets to, another corporation or the acquisition of effective voting control of the Company by any individual or company or by any individuals or companies acting in concert (a good faith determination by the Board of Directors that such control has been acquired shall be final and conclusive); if the Board of Directors (or the Committee) determines, in its sole discretion, that acceleration of the Option vesting schedule would be desirable for the Company; or if such Options vest pursuant to Paragraph (d) of this Section 6.

     (d) MERGER, CONSOLIDATION, ETC. In the event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Board of Directors (or the Committee) shall cause written notice of the proposed transaction to be given to each Optionee not less than forty (40) days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become fully (100%) vested and, prior to a date specified in such notice, which shall be not more than ten (10) days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until five (5) days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Paragraph (d), such vesting shall be teemed annulled, and

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the vesting schedule set forth in Paragraph (c) of this Section 6 shall be reinstituted, as of the date of such abandonment.

     (e) EXERCISE OF OPTIONS. A person entitled to exercise an Option may exercise it to the extent vested, in whole at any time or in part from time to time, by delivering to the Secretary of the Company written notice specifying the number of Shares with respect to which the Option is being exercised, together with payment in full of the purchase price of such Shares plus any federal, state or local income taxes for which the Company has a withholding obligation in connection with such exercise. Such payment shall be made in cash or by certified check or bank draft to the order of the Company; provided, however, that the Board of Directors (or the Committee) may, in its sole discretion, authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of Common Stock of the Company previously acquired by the person entitled to exercise the Option and having a "fair market value" on the date of exercise equal to the price for which the Shares may be purchased pursuant to the Option.

     (f) NONTRANSFERABILITY. Options shall not be transferable other than by will or the laws of descent and distribution and no Option may be exercised by anyone other than the Optionee, except that, should the Optionee die the Option may be exercised by his estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in the Plan.

     (g) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Board of Directors (or the Committee), the following rules shall apply in the event of an Optionee's termination of employment with the Company or a Subsidiary:

          (i) In the event of an Optionee's termination of employment with the Company or a Subsidiary either (1) for Cause, whether as defined in an employment agreement or other written document between the Company and an Optionee, or (2) voluntarily on the part of the Optionee and without the written consent of the Company, his or her Option shall immediately terminate.

          (ii) In the event of an Optionee's termination of employment with the Company or a Subsidiary under circumstances other than those specified in Paragraph (g)(i) hereof and for reasons other than death, Disability or Retirement (as defined in Paragraph (g)(iv) hereof), such Option shall terminate on the date which is ninety
               (90) days from the date of such termination of employment or on its Expiration Date, whichever shall first occur.

         (iii) In the event of the death of an Optionee and either while he or she is employed by the Company or a Subsidiary or, if Paragraph (g)(ii) or (g)(iv) hereof is applicable, during a period of time following his or her termination of employment, such Option shall terminate on the first anniversary of the Optionee's death or on its Expiration Date, whichever shall first occur.

          (iv) In the event of the Optionee's termination of employment with the Company or a Subsidiary, for reasons of the inability, due to mental or physical infirmity, of the Optionee to discharge the regular responsibilities and duties of his or her employment with the Company or a Subsidiary, as the case may be ("Disability"), or for reasons of termination of employment other than discharge for cause pursuant to the terms of any Retirement Plan maintained by the Company or any subsidiary in which Optionee participates (which termination shall constitute "Retirement"), such Option shall terminate on the date which is one year after the date of such termination of employment or on its Expiration Date, whichever shall first occur.

          (v) Anything contained in this Paragraph (g) of Section 6 to the contrary notwithstanding, an Option may only be exercised following the Optionee's termination of employment with the Company or a Subsidiary for reasons other than death, Disability or Retirement if, and to

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               the extent that, such Option was exercisable immediately prior to such termination of employment.

          (vi) An Optionee's transfer of employment between the Company and a Subsidiary or between Subsidiaries shall not constitute a termination of employment and the Board of Directors (or the Committee) shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

     (h) NO RIGHTS AS STOCKHOLDER OR TO CONTINUED EMPLOYMENT. No Optionee shall have any rights as a Stockholder of the Company with respect to any Shares prior to the date of issuance to him or her of the certificate or certificates for such Shares and neither the Plan nor any Option granted under the Plan shall confer upon an Optionee any right to continuance of employment by the Company or any Subsidiary or interfere in any way with the right of the Company or Subsidiary to terminate the employment of such Optionee.

     (i)  SPECIAL PROVISIONS WITH RESPECT TO INCENTIVE STOCK OPTIONS.

          (i) No option will be granted to any employee who immediately before the option is granted owns more than ten percent (10%) of the combined voting power of the Company or any subsidiary or Affiliate, unless the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years after the date such option is granted.

          (ii) To the extent the aggregate fair market value of stock (as of the Date of Grant of each Option) covered by Incentive Stock Options which are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such excess shall be treated as Non-Qualified Options during such period. Such deemed Non-Qualified Options shall be taken into account in the order in which such Options were granted.

7.   ISSUANCE OF SHARES; RESTRICTIONS

     (a) Subject to the conditions and restrictions provided in this Section 7, the Company shall, within a reasonable time after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option a certificate, registered in the name of such person, for the number of Shares with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Section 7.

     (b) Unless the Shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act") and, in the case of any Optionee who may be deemed an "affiliate" of the Company as defined in Rule 405 under the Act, such shares have been registered under the Act for resale by such Optionee, or the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the issuance of any Shares that the person exercising an Option hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the Shares are registered under the Act or the Company is satisfied that an exemption for such registration is available.

     (c) Anything contained herein to the contrary notwithstanding, the Company shall not be obligated to sell or issue any Shares under the Plan unless and until the Company is satisfied that such sale or issuance complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

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8.   SUBSTITUTE OPTIONS

     Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or a Subsidiary. The terms, provisions and benefits to Optionees of such substitute Options shall in all respects be identical to the terms, provisions and benefits to optionees of the options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of Shares of the Company instead of shares of such other corporation.

9.   TERMS OF THE PLAN

     Unless the Plan has been sooner terminated pursuant to Section 10 hereof, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all Options theretofore granted, until the exercise, expiration or cancellation of such Options.

10.  AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors at any time may terminate the Plan or amend it from time to time in such respects as it deems desirable; provided that, without the further approval of the Shareholders of the Company in the manner required under
Section 2 hereof, no amendment shall (i) increase the maximum aggregate number of Shares with respect to which Options may be granted under the Plan, (ii) change the option price provided for in Section 6(a) hereof, or (iii) change the eligibility provisions of Section 4 hereof; and provided further that, subject to the provisions of Section 7 hereof, no termination of or amendment to the Plan shall adversely affect the rights of an Optionee or other person holding an Option theretofore granted hereunder without the consent of such Optionee or other person, as the case may be.











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